UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2026

Global Business Travel Group, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor
New York, New York 10017
(Address of principal executive offices) (Zip Code)
(646) 344-1290
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on May 2, 2026, Global Business Travel Group, Inc., a Delaware corporation (the “Company” or “Amex GBT”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gaia Purchaser, Inc., a Delaware corporation (“Parent”), and Gaia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Company is to be acquired by Long Lake Management Holdings Inc.  Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. On May 28, 2026, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”), and the Company filed with the SEC a definitive proxy statement on Schedule 14A on July 6, 2026 (the “Definitive Proxy Statement”), in connection with the Merger Agreement. The special meeting of the Company’s stockholders will be held virtually on August 3, 2026 at 10:00 a.m., Eastern Time, to act on the proposal to adopt the Merger Agreement, as disclosed in the Definitive Proxy Statement.

In connection with the proposed Merger, the Company has received certain ordinary course demand letters from purported stockholders of the Company, generally alleging omissions or misstatements in the disclosures in the Definitive Proxy Statement and requesting that the Company file corrective disclosures prior to the special meeting of the Company’s stockholders (the demand letters are collectively referred to as the “Stockholder Letters”).

On July 14, 2026 and July 16, 2026, complaints were filed (the “Complaints”) alleging, among other things, that the Definitive Proxy Statement omitted material information in violation of New York common law. The lawsuits, filed by purported stockholders of the Company in their individual capacity, were filed in the Supreme Court of New York and are captioned (i) O’Toole v. Global Business Travel Group, Inc., Index No. 654148/2026 (N.Y. Sup. Ct.), and (ii) Lawrence v. Global Business Travel Group, Inc., Index No. 654194/2026 (N.Y. Sup. Ct.). The Complaints seek, among other things, injunctions against the stockholder vote and/or the consummation of the Merger, rescission of the Merger in the event the Merger is consummated and/or awarding actual and punitive damages, and an award of costs, including reasonable attorneys’ and experts’ fees.

The Company denies that it has violated any laws or breached any duties to the Company’s stockholders, denies all allegations in the Stockholder Letters and the Complaints, and believes that no supplemental disclosure to the Definitive Proxy Statement was or is required under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of potential litigation, to moot the disclosure claims made in the Stockholder Letters and the Complaints, to avoid nuisance and potential delay or disruption to the Merger, and to provide additional information to the Company’s stockholders, the Company has determined to voluntarily supplement the Definitive Proxy Statement with the below disclosures. The Company believes that the disclosures in the Definitive Proxy Statement comply fully with applicable law and nothing in the below supplemental disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable law of any of the disclosures set forth herein or in the Definitive Proxy Statement or of the legal merit of the legal proceedings described in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

These following supplemental disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety. The inclusion in this supplement to the Definitive Proxy Statement of certain information should not be regarded as an indication that any of the Company or its affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Capitalized terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement, unless otherwise defined below. All page references in the information below are to pages in the Definitive Proxy Statement. For clarity, new text within restated paragraphs (other than tables and related footnotes) from the Definitive Proxy Statement is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Definitive Proxy Statement is highlighted with ~~strikethrough text~~.

1.
The disclosure under the heading “The Merger” is hereby amended by adding after the last full paragraph on page 48 of the Definitive Proxy Statement underneath the section titled “Background of the Merger” with the following:

At the time of the execution of the Merger Agreement, Long Lake had not discussed, and no letter of intent or proposal received from Long Lake (including the April 22 Long Lake IOI and the April 30 Long Lake IOI) contained any proposal regarding, the terms of any post-closing employment, or equity participation or board or other management positions for the Company’s management with any members of the Company’s management or the Company Board.

2.
The disclosure under the heading entitled “The Merger – Opinion of Rothschild & Co US Inc.” is hereby amended by amending and replacing in its entirety the second paragraph beginning on page 56 of the Definitive Proxy Statement underneath the section titled “Summary of Rothschild & Co’s Financial Analyses”:

As used in this section of this proxy statement, (a) all references to the number of “fully diluted” shares of the Company Common Stock and phrases of similar import, when used in relation to the Company, mean approximately 534.3 million shares of Company Common Stock, which is the number of fully diluted outstanding shares of Company Common Stock, including all shares subject to outstanding Company RSUs, Company PSUs (assuming for this purpose that all applicable performance goals are achieved at the target level but excluding additional shares issuable pursuant to outstanding performance stock units if all applicable performance goals are achieved at the maximum level), and earnout shares, and excluding (i) certain shares issuable to Apollo Strategic Growth Capital that are outstanding as of April 30, 2026, but that are expected to be canceled in connection with the Merger and (ii) certain shares not outstanding as of April 30, 2026, but that are expected to be issued by the Company pursuant to an agreement related to the Company’s merger with CWT, each as based on the most recently available information as of April 30, 2026, as provided and approved for Rothschild & Co’s use by the management of the Company; (b) the “EV” of a company as of any given time refers to the enterprise value of such company (calculated as further discussed below) at such time; and (c) the “Adjusted EBITDA” or “Adj. EBITDA” of a company for any given period means the earnings before interest, taxes, depreciation and amortization of such company during such period and excludes the expense of stock-based compensation, other tax-deductible expenses including mergers and acquisitions and integration-related costs, other one-time items, tax, depreciation and amortization.

3.
The disclosure under the heading “The Merger – Opinion of Rothschild & Co US Inc.” is hereby amended by amending and replacing in its entirety the disclosure that begins with the first full paragraph on page 57 underneath the section titled “Selected Public Companies Analysis” and ends with “Selected Precedent Transactions Analysis” on page 58 of the Definitive Proxy Statement with the following:

Selected Public ~~Company~~ Companies Analysis

Rothschild & Co performed a selected public companies analysis in order to derive an implied per share equity value reference range for the Company from the market value and trading multiples of other publicly traded companies and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. Rothschild & Co selected the publicly traded companies that Rothschild & Co deemed most relevant to consider in relation to the Company, based on its professional judgment and experience, that for purposes of this analysis Rothschild & Co considered similar to the operations of one or more of the business lines of the Company. However, because of inherent differences in businesses, operations and prospects, none of the publicly traded companies listed below are directly comparable to the Company. The publicly traded companies selected by Rothschild & Co for purposes of this analysis included ~~the following~~ nine companies, which Rothschild & Co refers to, collectively, as the “selected public companies~~:~~.”
~~• Airbnb, Inc.~~
~~• Amadeus IT Group, S.A.~~
~~• Booking Holdings Inc.~~
~~• eDreams ODIGEO SA~~

~~• Expedia Group, Inc.~~
~~• Flight Centre Travel Group Limited~~
~~• Navan, Inc.~~
~~• Sabre Corporation~~
~~• Tripadvisor, Inc.~~

For purposes of its analysis of the selected public companies, Rothschild & Co (a) reviewed, among other things, for each of the selected public companies, the per share stock price of such selected public companies as of April 30, 2026, public filings made by such selected public companies for certain historical financial information and data for such selected public companies that Rothschild & Co obtained from broker research and, where applicable, adjusted to account for certain events such as acquisitions and divestitures; and (b) calculated the EV of each of the selected public companies as a multiple of the estimated EBITDA (less capitalized software expense) for the calendar year ending December 31, 2026, which multiple Rothschild & Co refers to as “EV / Adj. EBITDA (less CapSW).”

“EV” was calculated as fully diluted equity market value based on per share stock prices as of April 30, 2026, (a) with respect to each of the selected public companies, plus such company’s most recently disclosed net debt and debt-like items and other adjustments including pension, minority interest, and investments or (b) with respect to the Company, plus the Company’s debt and debt-like items and other adjustments including pension, minority interest, and equity method investments, less the Company’s cash, each as of March 31, 2026, and as provided and approved for Rothschild & Co’s use by the management of the Company.

The results of Rothschild & Co’s review of the EV / Adj. EBITDA (less CapSW) multiples are summarized in the chart below:

Selected Public Companies Analysis

Company	EV / CY 2026E Adj. EBITDA (less CapSW)
Airbnb, Inc.	16.7x
Amadeus IT Group, S.A.	12.8x
Booking Holdings Inc.	11.8x
eDreams ODIGEO SA	9.7x
Expedia Group, Inc.	11.0x
Flight Centre Travel Group Limited	6.7x
Navan, Inc.	Not Meaningful
Sabre Corporation	9.1x
Tripadvisor, Inc.	6.4x

Based on the 2026 EV / Adj. EBITDA (less CapSW) multiple calculated above and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV / Adj. EBITDA multiples of 9.0x to 12.0x to the estimated Adj. EBITDA (less CapSW) of the Company for fiscal year 2026, as provided in the Forecasts, to reach a range of implied EVs for the Company. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs (a) the amount of the Company’s debt of approximately $1.534 billion, (b) the Company’s pension liabilities of approximately $122 million and (c) the Company’s minority interest of approximately $55 million, and added the Company’s (i) cash and cash equivalents of approximately $442 million and (ii) equity method investments~~, each as provided and approved for Rothschild & Co’s use by the management of the Company, and~~ of approximately $44 million, each as of March 31, 2026~~,~~ and as provided and approved for Rothschild & Co’s use by the management of the Company. Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company Common Stock, as provided and approved for Rothschild & Co’s use by the management of the Company, to reach the following implied per share equity value reference range for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration.

Selected Public Companies Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value	Merger Consideration
EV / 2026E Adj. EBITDA (less CapSW)	9.0x – 12.0x	$6.25 – $9.00	$9.50

4.
The disclosure under the heading “The Merger – Opinion of Rothschild & Co US Inc.” is hereby amended by amending and replacing in its entirety the disclosure that begins with the first full paragraph on page 58 underneath the section titled “Selected Precedent Transactions Analysis” and ends at “Discounted Cash Flow Analysis” on page 60 of the Definitive Proxy Statement with the following:

Selected Precedent Transactions Analysis

Rothschild & Co performed a selected precedent transactions analysis in order to derive an implied per share equity value reference range for the Company from implied transaction EV multiples in merger or acquisition transactions involving other companies that occurred since February 2015 and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. Using publicly available information, Rothschild & Co analyzed the EV multiples in the twelve (12) selected transactions listed in the table below involving target companies that in Rothschild & Co’s view, based on its professional judgment and experience, generally reflected similar characteristics to the Company’s business operations. In the table and descriptions below, Rothschild & Co refers to “last twelve months” as “LTM.”

Selected Precedent Transactions Analysis

Date Announced	Target	Acquiror	EV / LTM Adj. EBITDA
December 2024	Despegar.com, Corp.	Prosus N.V.	10.0x
March 2024	CWT Holdings, LLC	Global Business Travel Group, Inc.	7.6x
December 2021	Helloworld Corporate (Helloworld Travel Limited)	Corporate Travel Management Limited	8.0x
May 2021	Egencia (Expedia Group, Inc.)	Global Business Travel Group, Inc	18.8x
September 2020	Travel & Transport, Inc.	Corporate Travel Management Limited	6.9x
December 2018	Travelport Worldwide Limited	Siris Capital Group, LLC / Evergreen Coast Capital Corp.	7.5x
August 2018	TravelClick	Amadeus IT Group, S.A.	17.7x
February 2018	Hogg Robinson Group plc	Global Business Travel Group, Inc.	11.4x
August 2017	JacTravel Group (Holdings) Ltd.	Webjet Limited	10.5x
June 2017	Etraveli Holding AB	CVC Capital Partners	14.0x
April 2016	Hotelbeds Group (TUI AG)	Cinven / Canada Pension Plan Investment Board	9.6x
February 2015	Orbitz Worldwide, Inc.	Expedia, Inc.	10.6x

Based on its professional judgment and experience, Rothschild & Co deemed these transactions relevant to consider in relation to the Company and the Merger. No company, business or transaction used in this analysis is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company or the Merger was compared.

For purposes of this analysis, Rothschild & Co calculated the EV of each of the target companies in the selected precedent transactions based on the market and financial data of the target companies as well as the implied EV of the target company of the selected transaction as a multiple of (a) the LTM Adj. EBITDA of the target company that was publicly disclosed at the time each such selected transaction was announced; (b) where available, the LTM Adj. EBITDA of the target company during the 12-month period ending closest to the date of announcement of the Merger or acquisition for which such information was publicly available; or (c) for companies for which LTM financial information was not available, the annual Adj. EBITDA of the target company for the period closest to the date of announcement of the Merger or acquisition for which such information was publicly available, which multiples Rothschild & Co refers to as “EV / LTM Adj. EBITDA.”

Based on the EV / LTM Adj. EBITDA multiples calculated for the selected transactions and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of 10.0x to 12.0x to the LTM Adj. EBITDA (less CapSW) of the Company for the period ended March 31, 2026 of approximately $440 million (pro forma for the CWT acquisition and inclusive of 2026E CWT synergies), as provided by in the Forecasts prepared by the management of the Company and approved for Rothschild & Co’s use by the Special Committee, to reach a range of implied EVs for the Company. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs (a) the amount of the Company’s debt of approximately $1.534 billion, (b) the Company’s pension liabilities of approximately $122 million and (c) the Company’s minority interest of approximately $55 million, and added the Company’s (i) cash and cash equivalents of approximately $442 million and (ii) equity method investments~~, each as provided and approved for Rothschild & Co’s use by the management of the Company, and~~ of approximately $44 million, each as of March 31, 2026~~,~~ and as provided and approved for Rothschild & Co’s use by the management of the Company. Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company Common Stock, as provided and approved for Rothschild & Co’s use by the management of the Company, to reach the following implied per share equity value reference range for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration:

Selected Precedent Transactions Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value	Merger Consideration
LTM Adj. EBITDA (less CapSW)	10.0x – 12.0x	$6.00 - $7.50	$9.50

5.
The disclosure under the heading “The Merger – Opinion of Rothschild & Co US Inc.” is hereby amended by amending and replacing in its entirety the disclosure that begins with “Discounted Cash Flow Analysis” on page 60 and ends at “Other Factors” on page 60 of the Definitive Proxy Statement with the following:

Discounted Cash Flow Analysis

Rothschild & Co performed a discounted cash flow (“DCF”) analysis for the Company in order to derive an implied per share equity value reference range for the Company if it were to remain an independent public company, and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. In this analysis, Rothschild & Co calculated a range of implied EVs for the Company by adding (a) the estimated unlevered, after-tax free cash flows that the Company was forecasted to generate for the last three quarters of fiscal year 2026 through the end of fiscal year 2030 based on the Forecasts provided by the management of the Company, discounted to present value, as of March 31, 2026, after the application of a range of illustrative discount rates, which were based on the estimated weighted average cost of capital for the Company; and (b) the present value, as of March 31, 2026, of the implied terminal value of the Company, after the application of a range of illustrative discount rates, which were based on the estimated weighted average cost of capital for the Company, and a range of perpetuity growth rates. Utilizing the perpetuity growth rate methodology, Rothschild & Co estimated the terminal value of the Company by applying an illustrative range of perpetuity growth rates of 1.0% to 3.0%, which Rothschild & Co selected using its professional judgment and experience, to the projected unlevered free cash flows included in the Forecasts for the terminal period. Rothschild & Co used the mid-year discounting convention and applied a range of illustrative discount rates of 11.0% to 13.0%, based on an estimated weighted average cost of capital of the Company.

To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs (a) the amount of the Company’s debt of approximately $1.534 billion and (b) the Company’s minority interest of approximately $55 million, and added the Company’s (i) cash and cash equivalents of approximately $442 million and (ii) equity method investments~~, each as provided and approved for Rothschild & Co’s use by the management of the Company, and~~ of approximately $44 million, each as of March 31, 2026~~,~~ and as provided and approved for Rothschild & Co’s use by the management of the Company. Rothschild & Co then divided such implied equity values by the number of fully diluted outstanding shares of Company Common Stock, as provided and approved for Rothschild & Co’s use by the management of the Company, to reach the following implied per share equity value reference range for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration:

Discounted Cash Flow Analysis

Financial Metric	Selected Discount Rate Range	Implied Per Share Equity Value	Merger Consideration
Unlevered Free Cash Flows	11.0% - 13.0%	$6.50 - $10.00	$9.50

- END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT-

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements regarding the Merger, stockholder approvals for the Merger, any expected timetable for completing the Merger, the expected benefits of the Merger and other statements regarding our financial position, business strategy, and the plans and objectives of management for future operations and full-year guidance. These statements constitute projections, forecasts and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us, including as a result of the proposed merger, will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities; (2) our ability to maintain our existing relationships with clients and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (6) the impact of geopolitical conflicts, including the war in Ukraine, the conflicts in the Middle East, tensions between China and Taiwan and military operations in Venezuela, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services); (10) the effect of legal, tax and regulatory changes; (11) the impact of any future acquisitions including the integration of any acquisition; (12) the decisions of market data providers, indices and individual investors; (13) costs related to, or the inability to recognize the anticipated benefits of our merger with CWT Holdings, LLC (“CWT”); (14) risks related to the business of CWT or unexpected liabilities that arise in connection with the integration of CWT into our business, including our ability to apply our procedures regarding internal controls over financial reporting to CWT; (15) the outcome of any legal proceedings that may be instituted against the Company in connection with our merger with CWT or the proposed Merger; (16) the ability to complete the proposed Merger on the anticipated terms and timing, or at all, including obtaining required regulatory approvals and the satisfaction of other conditions to the completion of the proposed Merger; (17) the risk that disruptions from the proposed Merger (such as the ability of certain customers of Amex GBT to terminate or amend contracts upon a change of control, or to withhold consent to such change of control) will harm Amex GBT’s business, including current plans and operations, during the pendency, and following the completion of, the proposed Merger; (18) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed Merger; (19) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (20) contractual provisions that may impact Amex GBT’s ability to pursue certain business opportunities or strategic transactions during the pendency, and/or following the completion of, the proposed Merger; (21) the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances requiring Amex GBT to pay a termination fee to Long Lake; (22) those risks and uncertainties found in Amex GBT’s filings with the SEC, including the risk factors discussed in Amex GBT’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (23) those risks described in the proxy statement filed with the SEC and available from the sources indicated below. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

These risks, as well as other risks associated with the Merger, are more fully discussed in the proxy statement that has been filed with the SEC in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements.

Important Additional Information and Where to Find It

In connection with the Merger, the Company has filed a proxy statement on July 6, 2026 and certain other documents with the SEC. The definitive proxy statement has been mailed to stockholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders may obtain, free of charge, copies of the proxy statement and other documents that are filed by the Company when filed with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov) and at the Company’s website (https://www.amexglobalbusinesstravel.com). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 666 3rd Avenue, 4th Floor, New York, New York, 10017.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the Merger. Additional information regarding the identity of any such participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, are set forth in the proxy statement and other relevant materials filed with the SEC in connection with the Merger. You may obtain free copies of these documents using the sources indicated above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BUSINESS TRAVEL GROUP, INC.

Date: July 24, 2026	By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary